Exhibit 10.4

FORM OF PERFORMANCE-BASED VESTING RESTRICTED STOCK AGREEMENT

UNDER THE

EMPIRE STATE REALTY TRUST, INC.

EMPIRE STATE REALTY OP, L.P.

2013 EQUITY INCENTIVE PLAN

This RESTRICTED STOCK AGREEMENT (this “Agreement”), is entered into on                      (the “Grant Date”), by and between, Empire State Realty Trust, Inc., a Maryland corporation (the “Company”), and                      (“Grantee”). Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings set forth in the Empire State Realty Trust, Inc. and Empire State Realty OP, L.P. 2013 Equity Incentive Plan (the “Plan”).

1. Number of Shares; Restrictions. The Company hereby grants Grantee an Award of                      shares of Restricted Stock (the “Restricted Shares”) pursuant to the terms of this Agreement and the provisions of the Plan. Fifty percent (50%) of the Restricted Shares (rounded down to the nearest whole share) shall vest based upon the achievement of the Absolute TSR Percentage (the “Absolute TSR Award”), thirty percent (30%) of the Restricted Shares (rounded down to the nearest whole share) shall vest based upon the achievement of NAREIT Index Relative Performance (the “NAREIT Relative Performance Award”), and the remainder of the Restricted Shares shall vest based upon the achievement of MSCI Index Relative Performance (the “MSCI Relative Performance Award”). The Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and shall be subject to a risk of forfeiture until the lapse of the restrictions as set forth in this Agreement.

2. Definitions. The following terms have the following meanings:

(a) “Absolute TSR Percentage” means the compounded annual growth rate, expressed as a percentage (rounded to the nearest tenth of a percent (0.1%)), in the value per share of Stock during the Performance Period due to the appreciation in the price per share of Stock and dividends declared during the Performance Period, assuming dividends are reinvested. Where “D” is the amount of dividends paid to a shareholder of record with respect to one share of Stock during the Performance Period and “N” is the number of full calendar years completed during the Performance Period the Absolute TSR Percentage is calculated as follows:

(a) “Absolute TSR Vesting Percentage” means a function of the Absolute TSR Percentage achieved by the Company during the Performance Period, and shall be determined as follows:

	Absolute TSR Percentage		Absolute TSR Vesting Percentage
	[	] %	[	] %
“Threshold Level”	[	] %	[	] %
“Target Level”	[	] %	[	] %
“Maximum Level”	[	] %	[	] %

In the event that the Absolute TSR Percentage falls between [    ] % and [    ] %, the Absolute TSR Vesting Percentage shall be determined using a straight line linear interpolation between [    ] % and [    ] % and in the event that the Absolute TSR Percentage falls between [    ] % and [    ] %, the Absolute TSR Vesting Percentage shall be determined using a straight line linear interpolation between [    ] % and [    ] %

(b) “Beginning Share Price” means the per share of Stock price to the public as specified on the cover page of the Initial Public Offering final prospectus.

(c) “Earned Restricted Shares” means the sum of the (i) Earned Absolute TSR Shares, (ii) Earned MSCI Relative Performance Shares, and (iii) Earned NAREIT Relative Performance Shares.

(d) “Earned Absolute TSR Shares” (i) the number of Restricted Shares subject to the Absolute TSR Award granted herein, multiplied by (ii) the Absolute TSR Vesting Percentage.

(e) “Earned MSCI Relative Performance Shares” means (i) the number of Restricted Shares subject to the MSCI Relative Performance Award granted herein, multiplied by (ii) the MSCI Index Relative Performance Vesting Percentage.

(f) “Earned NAREIT Relative Performance Shares” means (i) the number of Restricted Shares subject to the NAREIT Relative Performance Award granted herein, multiplied by (ii) the NAREIT Index Relative Performance Vesting Percentage.

(g) “Ending Share Price” means the average closing price per share of Stock during the twenty (20) consecutive trading days immediately preceding the expiration of the Performance Period.

(h) “MSCI REIT Index” means the MSCI US REIT Index, or, in the event such index is discontinued or its methodology is significantly changed, a comparable index selected by the Committee in good faith.

(i) “MSCI Index Relative Performance” means the Absolute TSR Percentage less the MSCI Index TSR Percentage, expressed in basis points.

(j) “MSCI Index Relative Performance Vesting Percentage” means a function of the MSCI Index Relative Performance during the Performance Period, and shall be determined as follows:

	MSCI Index Relative Performance	MSCI Index Relative Performance Vesting Percentage
	< -300 basis points	0.0%
“Threshold Level”	-300 basis points	25.0%
“Target Level”	+100 basis points	50.0%
“Maximum Level”	> +600 basis points	100.0%

In the event that the MSCI Index Relative Performance falls between -300 basis points and +100 basis points, the MSCI Relative Performance Vesting Percentage shall be determined using a straight line linear interpolation between 25.0% and 50.0% and in the event that the MSCI Index Relative Performance falls between +100 basis points and +600 basis points, the MSCI Relative Performance Vesting Percentage shall be determined using a straight line linear interpolation between 50.0% and 100.0%.

(k) “MSCI Index TSR Percentage” means the compounded annual growth rate, expressed as a percentage (rounded to the nearest tenth of a percent (0.1%)), in the value of the MSCI REIT Index during the Performance Period, calculated in a manner consistent with Section 2(a) above from information publicly available.

(l) “NAREIT Index” means the FTSE NAREIT Equity Office Index, or, in the event such index is discontinued or its methodology is significantly changed, a comparable index selected by the Committee in good faith.

(m) “NAREIT Index Relative Performance” means the Absolute TSR Percentage less the NAREIT Index TSR Percentage, expressed in basis points.

(n) “NAREIT Index Relative Performance Vesting Percentage” means a function of the NAREIT Index Relative Performance during the Performance Period, and shall be determined as follows:

	NAREIT Index Relative Performance	NAREIT Index Relative Performance Vesting Percentage
	< -250 basis points	0.0%
“Threshold Level”	-250 basis points	25.0%
“Target Level”	+50 basis points	50.0%
“Maximum Level”	> +450 basis points	100.0%

In the event that the NAREIT Index Relative Performance falls between -250 basis points and +50 basis points, the NAREIT Relative Performance Vesting Percentage shall be determined using a straight line linear interpolation between 25.0% and 50.0% and in the event that the NAREIT Index Relative Performance falls between +50 basis points and +450 basis points, the NAREIT Relative Performance Vesting Percentage shall be determined using a straight line linear interpolation between 50.0% and 100.0%

(o) “NAREIT Index TSR Percentage” means the compounded annual growth rate, expressed as a percentage (rounded to the nearest tenth of a percent (0.1%)), in the value of the NAREIT Index during the Performance Period, calculated in a manner consistent with Section 2(a) above from information publicly available.

(p) “Performance Period” means the period commencing, except as provided in Section 4(b) below, on the Initial Public Offering and ending on the earlier of (i) the third (3rd) anniversary of the Initial Public Offering and (ii) the date of a Change in Control.

(q) “Retirement Eligibility Date” means the later of (i) the date Grantee attains the age of 60 and (ii) the date on which Grantee has first completed ten years of continuous service with the Company or its Affiliates, any predecessor of the Company or its Affiliates (including, without limitation Malkin Holdings LLC), or any entity acquired by the predecessor of the Company in connection with the consolidation of certain office and retail properties in Manhattan and the greater New York metropolitan area and management businesses supervised by Malkin Holdings LLC into Empire State Realty Trust OP, L.P. and/or the Company.

3. Lapse of Restrictions.

(a) Following the completion of the Performance Period, the Committee shall determine the Company’s Absolute TSR Percentage and will certify the level of achievement with respect to the Absolute TSR Vesting Percentage, MSCI Index Relative Performance Vesting Percentage, and the NAREIT Index Relative Performance Vesting Percentage and the portion of the Restricted Shares granted herein that have become Earned Restricted Shares. Following the Committee’s determination, Restricted Shares granted herein which have not become Earned Restricted Shares shall be immediately forfeited to the Company without payment of any consideration by the Company or any of its Affiliates, and neither Grantee nor any of his successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such forfeited Restricted Shares.

(b) The restrictions set forth herein with respect to the Earned Restricted Shares (if any) shall lapse and the Earned Restricted Shares shall vest as to fifty percent (50%) of the Earned Restricted Shares, rounded down to the nearest whole Earned Restricted Share, on the third (3rd) anniversary of the Grant Date and as to the remainder of the Earned Restricted Shares on the fourth (4th) anniversary of the Grant Date. Notwithstanding the foregoing, except as provided in Section 4 below, the Earned Restricted Shares shall not vest unless Grantee continues to be employed by the Company or any of its Affiliates through the applicable vesting date.

4. Termination of Employment.

(a) In the event of Grantee’s Termination for any reason, except as provided in (b) below, all vesting with respect to the Restricted Shares (whether or not such Restricted Shares are Earned Restricted Shares) shall immediately cease, and all Restricted Shares that have not vested at that time will be forfeited to the Company without payment of any consideration by the Company or any of its Affiliates, and neither Grantee nor any of his successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such Restricted Shares.

(b) In the event Grantee’s Termination is a result of (i) death, (ii) Disability, ((iii) a termination without Cause by the Company or its Affiliates, (iv) a voluntary termination by Grantee that follows Grantee’s Retirement Eligibility Date, [or (v) a termination by Grantee with Good Reason (as defined in Grantee’s Participant Agreement)]:

(i) If such Termination occurs following the completion of the Performance Period, any restrictions on the Earned Restricted Shares shall lapse and the Earned Restricted Shares, unless earlier terminated or forfeited and to the extent not otherwise vested, shall automatically become fully vested as of such date of Termination; and

(ii) If such Termination occurs prior to the expiration of the Performance Period, (A) the end date of the Performance Period shall be the date immediately prior to the Termination and the number of Restricted Shares which become Earned Restricted Shares shall be determined as of such date based on the Absolute TSR Vesting Percentage, MSCI Index Relative Performance Vesting Percentage, and NAREIT Index Relative Performance Vesting Percentage during such shortened Performance Period, provided that “N” shall be the number of full and/or partial calendar years completed during the Performance Period (e.g., “N” shall be 2.5 if the termination occurs at the end of the two-year and six-months anniversary of the Initial Public Offering), and (B) any restrictions and conditions on the Restricted Shares that become Earned Restricted Shares as of the Termination shall lapse and the number of Earned Restricted Shares, unless earlier terminated or terminated, that become vested as of such date of Termination shall be determined by multiplying the number of Earned Restricted Shares by a fraction, the numerator of which is the number of days in the shortened Performance Period and the denominator of which is 1,095.

(c) Notwithstanding any other provision hereof, if Grantee is a party to an effective Participant Agreement with the Company, then any restrictions and conditions shall also lapse if and as may otherwise be required by such Participant Agreement; and nothing herein shall limit any rights Grantee may otherwise have under such Participant Agreement.

5. Rights of Stockholder. From and after the Grant Date and for so long as the Restricted Shares are held by or for the benefit of Grantee, Grantee shall have all the rights of a stockholder of the Company with respect to the Restricted Shares, including but not limited to the right to (i) receive any and all dividends or other distributions paid with respect to the Restricted Shares of which Grantee is the record owner on the record date for such dividend or other distribution, and (ii) vote any Restricted Shares of which Grantee is the record owner on the record date for such vote; provided, that, any property (other than cash) distributed with respect to a Restricted Share (the “associated share”) acquired hereunder, including without limitation a distribution of a share of Stock by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an associate share, shall be subject to the restrictions of this Agreement and the Plan in the same manner and for so long as the associated share remains subject to such restrictions, and shall promptly be forfeited if and when the associated share is forfeited; and further provided, that, any cash distribution or dividend with respect to an associated share shall be placed in escrow or similar account maintained by the Company and shall be paid to Grantee (subject to all applicable tax withholding), without adjustment for interest, as soon as practicable following the date the associated share vests. References in this Agreement to Restricted Shares shall refer, mutatis mutandis, to any such restricted amounts.

6. Certificates. Any certificates issued in respect of the Restricted Shares shall be held by the Company, and any such certificate shall contain a legend substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE EMPIRE STATE REALTY TRUST, INC. AND EMPIRE STATE REALTY OP, L.P. 2013 EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND EMPIRE STATE REALTY TRUST, INC. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF EMPIRE STATE REALTY TRUST, INC.

As soon as practicable following the vesting of any Restricted Shares granted herein, if applicable, the Company shall cause a certificate or certificates covering such vested Restricted Shares, without the aforesaid legend, to be issued and delivered to Grantee. If any Restricted Shares are held in book-entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such Restricted Shares. Notwithstanding the foregoing, any certificates representing vested Restricted Shares delivered to Grantee shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities Exchange Commission, any stock exchange upon which such shares are listed, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions as the Committee deems appropriate.

7. Certain Tax Matters. Grantee expressly agrees and acknowledges the following:

(a) Grantee covenants and agrees that he or she will not make a so-called “83(b) election” with respect to the Restricted Shares. In the event Grantee does make a so-called “83(b) election, all outstanding Restricted Shares shall be immediately forfeited to the Company without payment of any consideration by the Company or any of its Affiliates, and neither Grantee nor any of his successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such forfeited Restricted Shares.

(b) The award or vesting of the Restricted Shares acquired hereunder, and the payment of dividends with respect to such Restricted Shares, may give rise to “wages” subject to withholding. Grantee expressly acknowledges and agrees that his or her rights hereunder are subject to his or her promptly satisfying all taxes required to be withheld in connection with this Award. Grantee may elect to have such tax withholding satisfied, in whole or in part, by (i) authorizing the Company to withhold a number of shares of Stock to be issued pursuant to this Award with a Fair Market Value equal to the amount of the required withholding tax, (ii) transferring to the Company previously owned shares of Stock with a Fair Market Value equal to the amount of the required withholding tax, or (iii) in the event Grantee is an employee of the Company at the time such withholding tax is effected, by withholding from the cash compensation payable to Grantee as of such date, equal to the amount of required withholding tax; provided, however, that the aggregate Fair Market Value of the number of shares of Stock that may be used to satisfy tax withholding requirements may not exceed the minimum statutorily required withholding amount with respect to such Award.

8. Miscellaneous.

(a) Incorporation of the Plan. This Agreement is made under and subject to and governed by all of the terms and conditions of the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. By signing this Agreement, Grantee confirms that he or she has received a copy of the Plan and has had an opportunity to review the contents thereof.

(b) Clawback. This Award is subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board, and in each case, as may be amended from time to time.

(c) Waiver. The failure of Grantee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right Grantee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(d) No Right to Continued Employment. Neither the Plan nor this Agreement will give Grantee any right to continue to be in the employ of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Grantee at any time, or affect any right of such Grantee to terminate his or her employment at any time.

(e) Assignment and Transfer. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of Grantee under this Agreement may not be sold, assigned, encumbered, pledged, or otherwise transferred except in the event of the death of Grantee, by will or by the laws of descent and distribution. In the event of any attempt by Grantee to sell, assign, encumber, pledge or otherwise transfer its rights and interests hereunder, except as provided in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may require Grantee to forfeit the Restricted Shares by notice to Grantee, and the Restricted Shares and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company.

(f) Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

(g) Severability. In the event that one or more provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

(h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. Facsimile or electronic submission of any signed original document or retransmission of any signed facsimile or other electronic transmission will be deemed the same as delivery of an original.

(i) Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

(j) Consent to Electronic Delivery. Grantee agrees that the Company may deliver by email all documents relating to the Plan or the Restricted Shares (including without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities Exchange Commission). Grantee also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third-party under contract with the Company. If the Company posts these documents on a website, it shall notify Grantee by email.

(k) Amendment. Grantee acknowledges that the Plan may be amended or discontinued in accordance with Section 19 thereof and that this Agreement may be amended or canceled by the Board or the Committee, for the purpose of satisfying changes in law or for any other lawful purpose, provided that no such action shall materially impair Grantee’s rights under this Agreement without Grantee’s written consent.

(l) Governing Law. This Agreement and all claims or disputes arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by, and construed in accordance with, the laws of the State of Maryland, applied without regard to conflict of law principles or rules that would cause the application of the domestic substantive laws of any other jurisdiction.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EMPIRE STATE REALTY TRUST, INC.

By:
Name:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by Grantee.

Dated:
[NAME]